UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 03/15/2007 (03/13/2007)

NYMEX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-30332	13-4098266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY	10282-1101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 299-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 13, 2007, NYMEX Holdings, Inc. (the “Company”) entered into definitive agreements (the “Agreements”) in connection with its previously announced plan to purchase a 10% stake in Montreal Exchange, Canada’s financial derivatives market, and form a joint venture that will serve the Canadian energy industry. The purchase price is approximately $77.1 million. In connection with such purchase, the Company was granted certain preemptive, consent and other rights and the Company agreed not to transfer any of such shares prior to June 30, 2008. Pursuant to the Agreements, the joint venture has been implemented through a Canadian corporation whose principal place of business is Calgary, Alberta, with Montreal Exchange and the Company sharing benefits equally and voting interest 51% and 49%, respectively. Pursuant to the Agreements and subject to certain conditions, the Company will have a seat on the Board of Directors of the Montreal Exchange and Richard Schaeffer, the Company’s Chairman of the Board of Directors, was elected to fill this seat. Closing of the transaction is expected to occur on or about March 23, 2007. The Company’s investment in Montreal Exchange will be accounted for using the cost method of accounting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

By:	/s/ RICHARD D. KERSCHNER
Name:	Richard D. Kerschner
Title:	SVP – Corporate Governance and Strategic Initiatives

Date: March 15, 2007

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